Exhibit 99.2

Execution Version

SETTLEMENT AGREEMENT

          THIS SETTLEMENT AGREEMENT (this "Agreement") is made as of this 17th day of December, 2004, by and among United Air Lines, Inc. ("United"), Stark Investments LP ("SI LP"), Shepherd Investments International, Ltd. ("Shepherd" and, together with SI LP, "Stark"), Nuveen Dividend Advantage Municipal Fund 2 ("ND"), Nuveen Intermediate Duration Municipal Bond Fund ("NID"), Nuveen Investment Quality Municipal Bond Fund ("NIQ"), Nuveen Limited Term Municipal Bond Fund ("NL"), Nuveen Municipal Advantage Fund, Inc. ("NM"), Nuveen Premium Income Municipal Fund ("NPI"), Nuveen Select Quality Municipal Bond Fund ("NSQ"), Nuveen Select Tax-Free Income Portfolio 1 ("NS 1"), Nuveen Select Tax-Free Income Portfolio 2 ("NS 2"), and Nuveen Select Tax-Free Income Portfolio 3 ("NS 3" and, together with ND, NID, NIQ, NL, NM, NPI, NSQ, NS 1, NS 2, "Nuveen"), Vanguard High-Yield Tax-Exempt Fund and Vanguard Intermediate-Term Tax-Exempt Fund, each a series of Vanguard Municipal Bond Funds (collectively, "Vanguard" and, together with Stark and Nuveen, the "Designated Holders"), BNY Midwest Trust Company ("BNY"), as Trustee for the Series 1999A Bonds (hereinafter defined), BNY as Trustee for the Series 1999B Bonds (hereinafter defined), U.S. Bank National Association ("U.S. Bank"), as Trustee for the Series 2000A Bonds (hereinafter defined), SunTrust Bank ("SunTrust"), as Trustee for the 2001A-1 Bonds (hereinafter defined), HSBC Bank USA ("HSBC" and, together with BNY, U.S. Bank, and SunTrust, the "Trustees"), as Trustee for the Series 2001A-2 Bonds (hereinafter defined), HSBC, as Trustee for the Series 2001B Bonds (hereinafter defined), HSBC, as Trustee for the Series 2001C Bonds (hereinafter defined) (United, each Designated Holder, and each Trustee may also be referred to herein, individually, as a "Party" and, collectively, as the "Parties").

WITNESSETH:

          WHEREAS, United leases facilities at the Chicago O'Hare International Airport pursuant to that certain Amended and Restated Airport Use Agreement and Terminal Facilities Lease dated as of January 1, 1985 between the City of Chicago (the "City") and United (the "Airport Use Agreement");

          WHEREAS, on February 1, 1999, the City issued those certain $121,420,000 Chicago O'Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 1999A (the "Series 1999A Bonds"), pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 1999, between the City and United, that certain Indenture of Trust dated as of February 1, 1999, between the City and Harris Trust and Savings Bank, as Trustee and predecessor to BNY, and that certain Guaranty dated as of February 1, 1999, by United in favor of such Trustee (collectively with all other agreements executed in connection therewith, the "Series 1999A Bond Agreements");

          WHEREAS, on February 1, 1999, the City issued those certain $40,275,000 Chicago O'Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 1999B (the "Series 1999B Bonds"), pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 1999, between the City and United, that certain Indenture of Trust dated as of February 1, 1999, between the City and Harris Trust and Savings Bank, as Trustee and predecessor to BNY, and that certain Guaranty dated as of February 1, 1999, by United in favor of such Trustee (collectively with all other agreements executed in connection therewith, the "Series 1999B Bond Agreements");

          WHEREAS, on June 13, 2000, the City issued those certain $38,360,000 Chicago O'Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc.) Series 2000A (the "Series 2000A Bonds"), pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of June 1, 2000, between the City and United, that certain Indenture of Trust dated as of June 1, 2000, between the City and U.S. Bank National Association, as Trustee, and that certain Guaranty dated as of June 1, 2000, by United in favor of such Trustee (collectively with all other agreements executed in connection therewith, the "Series 2000A Bond Agreements");

          WHEREAS, on February 1, 2001, the City issued those certain $102,570,000 Chicago O'Hare International Airport Special Facility Revenue Bonds (United Air Lines, Inc.) Series 2001A-1 (the "Series 2001A-1 Bonds"), pursuant to, among other agreements, that certain Special Facility Loan Agreement dated as of February 1, 2001, between the City and United, that certain Trust Agreement dated as of February 1, 2001, between the City and Bank One Trust Company, National Association, as Trustee and predecessor to SunTrust, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee (collectively with all other agreements executed in connection therewith, the "Series 2001A-1 Bond Agreements");

          WHEREAS, on February 1, 2001, the City issued those certain $100,000,000 Chicago O'Hare International Airport Special Facility Revenue Bonds (United Air Lines, Inc. Project) Series 2001A-2 (the "Series 2001A-2 Bonds"), pursuant to, among other agreements, that certain Special Facility Loan Agreement dated as of February 1, 2001, between the City and United, that certain Trust Agreement dated as of February 1, 2001, between the City and Bank One Trust Company, National Association, as Trustee and predecessor to HSBC, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee (collectively with all other agreements executed in connection therewith, the "Series 2001A-2 Bond Agreements");

          WHEREAS, on February 1, 2001, the City issued those certain $49,280,000 Chicago O'Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001B (the "Series 2001B Bonds"), pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 2001, between the City and United, that certain Trust Agreement dated as of February 1, 2001, between the City and Bank One Trust Company, National Association, as Trustee and predecessor to HSBC, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee (collectively with all other agreements executed in connection therewith, the "Series 2001B Bond Agreements");

          WHEREAS, on February 1, 2001, the City issued those certain $149,370,000 Chicago O'Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2001C (the "Series 2001C Bonds" and together with the Series 1999A Bonds, the Series 1999B Bonds, the Series 2000A Bonds, the Series 2001A-1 Bonds, the Series 2001A-2 Bonds, and the Series 2001B Bonds, the "Bonds"), pursuant to, among other agreements, that certain Special Facility Use Agreement dated as of February 1, 2001, between the City and United, that certain Trust Agreement dated as of February 1, 2001, between the City and Bank One Trust Company, National Association, as Trustee and predecessor to HSBC, and that certain Guaranty dated as of February 1, 2001, by United in favor of such Trustee (collectively with all other agreements executed in connection therewith, the "Series 2001C Bond Agreements" and, together with the Series 1999A Bond Agreements, the Series 1999B Bond Agreements, the Series 2000A Bond Agreements, the Series 2001A-1 Bond Agreements, the Series 2001A-2 Bond Agreements, and the Series 2001B Bond Agreements, the "Bond Agreements");

          WHEREAS, on December 9, 2002, United and its affiliate debtors (collectively, the "Debtors")1 filed voluntary petitions (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the Northern District of Illinois, Eastern District, as Case Numbers 02-B-448191 et. seq. and continue to operate their business as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, since the filing of the Chapter 11 Cases, United has not paid any of the payments with respect to the Bonds;

          WHEREAS, by Agreed Order entered by the Bankruptcy Court on May 23, 2003, the automatic stay was partially modified to the extent necessary to allow the application and disbursement in accordance with the terms of such Agreed Order of monies not to exceed $1,300,761.00 being held, as of April 30, 2003, by SunTrust, as Trustee for the Series 2001A-1 Bonds, in a Capitalized Interest Fund established under the Series 2001A-1 Bond Agreements (the "Series 2001A-1 Capitalized Interest Fund Monies");

          WHEREAS, by Agreed Order entered by the Bankruptcy Court on May 23, 2003, the automatic stay was partially modified to the extent necessary to allow the application and disbursement in accordance with the terms of such Agreed Order of monies not to exceed $1,394,561.94 being held, as of April 30, 2003, by HSBC, as Trustee for the Series 2001A-2 Bonds, in a Capitalized Interest Fund established under the Series 2001A-2 Bond Agreements (the "Series 2001A-2 Capitalized Interest Fund Monies" and, together with the Series 2001A-1 Capitalized Interest Fund Monies, the "Series 2001A Capitalized Interest Fund Monies");

          WHEREAS, SunTrust, as Trustee for the Series 2001A-1 Bonds, continues to hold approximately $30,166,623.13 (representing the balance as of September 30, 2004) in a Construction Fund established under the Series 2001A-1 Bond Agreements (together with interest and other amounts accrued thereon, the "Series 2001A-1 Construction Fund Monies");

__________________________

1The Debtors are the following entities: UAL Corporation, UAL Loyalty Services, Inc., Confetti, Inc., Mileage Plus Holdings, Inc., Mileage Plus marketing, Inc., MyPoints.com, Inc., Cypergold, Inc., intarget.com, inc., MyPoints Offline Services, Inc., UAL Company Services, Inc., UAL Benefits Management, Inc., United BizJet Holdings, Inc., BizJet Charter, Inc., BizJet Franctional, Inc., BizJet Services, Inc., United Air Lines, Inc., Kion Leasing, Inc., Premier Meeting and Travel Services, Inc., United Aviation Fuels Corporation, United Cogen, Inc., Mileage Plus, Inc., United GHS, Inc., United Worldwide Corporation, United Vacations, Inc., Four Star Leasing, Inc., Air Wis Services, Inc., Air Wisconsin, Inc., Domicile Management Services, Inc.

          WHEREAS, by Agreed Order entered by the Bankruptcy Court on June 20, 2003, the automatic stay was partially modified to the extent necessary to allow the application and disbursement in accordance with the terms of such Agreed Order of monies not to exceed $133,470.77 being held, as of May 13, 2003, by U.S. Bank, as Trustee for the Series 2000A Bonds, in a Redemption Fund established under the Series 2000A Bond Agreements and monies not to exceed $293.88 being held, as of May 13, 2003, by U.S. Bank, as Trustee for the Series 2000A Bonds, in a Bond Fund established under the Series 2000A Bond Agreements (collectively, the "Series 2000A Redemption and Bond Fund Monies");

          WHEREAS, HSBC, as Trustee for the Series 2001A-2 Bonds, continues to hold approximately $28,998,075.23 (representing the balance as of September 30, 2004) in a Construction Fund established under the Series 2001A-2 Bond Agreements (together with interest and other amounts accrued thereon, the "Series 2001A-2 Construction Fund Monies" and, together with the Series 2001A-1 Construction Fund Monies, the "Series 2001A Construction Fund Monies");

          WHEREAS, U.S. Bank, as Trustee for the Series 2000A Bonds, continues to hold approximately $5,583,714.08 (representing the balance as of September 30, 2004) in a Construction Fund established under the Series 2000A Bond Agreements (together with interest and other amounts accrued thereon, the "Series 2000A Construction Fund Monies");

          WHEREAS, on August 8, 2003, SunTrust, as Trustee for the Series 2001A-1 Bonds, filed its Precautionary Motion for Relief from the Automatic Stay to Enable Disbursement of Construction Trust Fund Held with Respect to Chicago O'Hare International Airport Special Facility Revenue Bonds (United Air Lines, Inc. Project) Series 2001A-1 (the "SunTrust Construction Fund Motion") seeking relief from the automatic stay to access the Series 2001A-1 Construction Fund Monies;

          WHEREAS, on August 14, 2003, HSBC, as Trustee for the Series 2001A-2 Bonds, filed its Precautionary Motion for Relief from the Automatic Stay with Respect to Certain Trust Funds Held with Respect to the City of Chicago, Chicago O'Hare International Airport Special Facility Revenue Bonds (United Air Lines, Inc. Project) Series 2001A-2 (the "HSBC Construction Fund Motion") seeking relief from the automatic stay to access the Series 2001A-2 Construction Fund Monies;

          WHEREAS, on August 15, 2003, U.S. Bank, as Trustee for the Series 2000A Bonds, filed its Motion for Relief from the Automatic Stay to Exercise Rights with Respect to Monies on Deposit in the Construction Fund Held with Respect to City of Chicago, Chicago O'Hare International Airport Special Facility Revenue Refunding Bonds (United Air Lines, Inc. Project) Series 2000A (the "U.S. Bank Construction Fund Motion" and, together with the SunTrust Construction Fund Motion and the HSBC Construction Fund Motion, the "Construction Fund Motions") seeking relief from the automatic stay to access the Series 2000A Construction Fund Monies;

          WHEREAS, on September 18, 2003, United instituted an adversary proceeding by filing its Complaint of Debtor-Plaintiff for Declaratory Judgment, Adv. Pro. No. 03-A-03927 (the "Adversary Proceeding") seeking, among other things, a declaration that Section 27.08 ("Section 27.08") of the Airport Use Agreement is unenforceable as a matter of law;

          WHEREAS, at a hearing on October 24, 2003, the Bankruptcy Court entered an order (the "Escrow Order") granting the Construction Fund Motions; provided, however, that the automatic stay shall be continued with respect to the Series 2001A Construction Fund Monies and the Series 2000A Construction Fund Monies so long as United shall escrow the payments that would otherwise be due and payable with respect to the applicable Bonds;

          WHEREAS, United, SunTrust, and LaSalle Bank National Association ("Escrow Agent") entered into that certain Escrow Agreement dated as of December 9, 2003 (the "SunTrust Escrow Agreement"), to reflect the escrow arrangement with respect to the Series 2001A-1 Construction Fund Monies consistent with the Escrow Order;

          WHEREAS, United, HSBC, and Escrow Agent entered into that certain Escrow Agreement dated as of December 9, 2003 (the "HSBC Escrow Agreement"), to reflect the escrow arrangement with respect to the Series 2001A-2 Construction Fund Monies consistent with the Escrow Order;

           WHEREAS, United, U.S. Bank, and Escrow Agent entered into that certain Escrow Agreement dated as of December 12, 2003 (the "U.S. Bank Escrow Agreement" and, together with the SunTrust Escrow Agreement and the HSBC Escrow Agreement, the "Escrow Agreements"), to reflect the escrow arrangement with respect to the Series 2000A Construction Fund Monies consistent with the Escrow Order;

          WHEREAS, Escrow Agent continues to hold (i) approximately $8,945,785.65 (representing the balance as of September 30, 2004) pursuant to the SunTrust Escrow Agreement, (ii) approximately $9,586,284.72 (representing the balance as of September 30, 2004) pursuant to the HSBC Escrow Agreement, and (iii) approximately $3,893,541.38 (representing the balance as of September 30, 2004) pursuant to the U.S. Bank Escrow Agreement (collectively, the "Escrow Order Monies");

          WHEREAS, on January 15, 2004, SunTrust, as Trustee for the Series 2001A-1 Bonds instituted an adversary proceeding by filings its Complaint for Declaratory Judgment, Adv. Pro. No. 04-A-0034 (the "SunTrust Construction Fund Adversary Proceeding"), seeking, among other things, a declaration and adjudication of the rights of SunTrust and United with respect to certain portions of the Series 2001A-1 Construction Fund Monies;

          WHEREAS, on January 20, 2004, HSBC, as Trustee for the Series 2001A-2 Bonds instituted an adversary proceeding by filings its Complaint for Declaratory Judgment, Adv. Pro. No. 04-A-0051 (the "HSBC Construction Fund Adversary Proceeding"), seeking, among other things, a declaration and adjudication of the rights of HSBC and United with respect to certain portions of the Series 2001A-2 Construction Fund Monies;

          WHEREAS, on May 7, 2004, BNY, as Trustee for the Series 1999A Bonds and Series 1999B Bonds and HSBC, as Trustee for the Series 2001B Bonds and Series 2001C Bonds, filed their Motion for Order Pursuant to Bankruptcy Code Section 365(d)(3) Compelling Debtor to Escrow Special Facility Agreement Payments Under Airport Use Agreement (the "BNY-HSBC Special Facility Agreement Escrow Motion" and, together with the SunTrust Construction Fund Adversary Proceedings and the HSBC Construction Fund Adversary Proceeding, the "Other Proceedings") seeking to compel United to pay into escrow certain payments with respect to the Series 1999A Bonds, the Series 1999B Bonds, the Series 2001B Bonds and the Series 2001C Bonds; and

          WHEREAS, the Parties have reached a settlement and compromise with respect to all pending claims and controversies against one another relating to the Bonds, including without limitation, the Adversary Proceeding and the Other Proceedings, all on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby mutually acknowledged, and intending to be legally bound hereby, the Parties do hereby agree as follows:

        1.    Incorporation of Recitals.  The recitals set forth above are true and correct and are hereby incorporated herein by this reference.

        2.    Settlement and Compromise.  Subject to the entry by the Bankruptcy Court of the Settlement Order (hereinafter defined) approving this Agreement as provided in Section 5, the Trustees and the Designated Holders hereby agree and the other Holders (hereinafter defined), upon the Final Order Date (as defined herein), shall be deemed to have agreed, that none of them, respectively, shall, and hereby forever waive their right to:

(a)     except as otherwise expressly permitted under this Agreement, seek or take any action against United to declare an event of default, terminate, pursue any remedy, or seek or take any other action against United under the Airport Use Agreement (including, without limitation, Section 27.08), any Bond Agreements, or any other agreement regarding or in any manner related to the Bonds on account of, or arising or resulting from any non-payment or non-performance by United on or in any manner related to the Bonds;

(b)     subject to Section 10 of this Agreement, object to, vote against, or take any action that is inconsistent with the approval by the Bankruptcy Court of, any provision in a plan of reorganization filed by the Debtors in these Chapter 11 Cases (the "Plan") that classifies and treats United's obligations under any of the Bond Agreements as pre-petition unsecured indebtedness, provided, however, that such Plan is consistent with the terms and conditions of this Agreement;

(c)     object to, or take any action that is inconsistent with the approval by the Bankruptcy Court of, any assumption by United of the Airport Use Agreement pursuant to Section 365(a) of the Bankruptcy Code;

(d)     (i) seek or take any action to compel payment by United of any payments due or payable under any Bond Agreement, whether under Sections 365(b)(1), 365(d)(3), 503 or any other provision of the Bankruptcy Code or applicable law or otherwise, or (ii) join, participate, or otherwise assist or support any motion, application, request, or claim in respect thereof that may be filed against United by any third-party, whether in these Chapter 11 Cases or otherwise, including, but not limited to, the City and any holders of the Bonds (solely in their capacity as holders of the Bonds, the "Holders") under any Bond Agreements; and

(e)     seek or take any action against the City or any third-party to recover any payment or performance under the Airport Use Agreement, any Bond Agreements, or any other agreement regarding or in any manner related to the Bonds on account of, or arising or resulting from any non-payment or non-performance by United on or in any manner related to the Bonds if and to the extent that United would be required to provide any contribution or indemnification on account thereof; provided, however, that any Trustee, Designated Holder, or other Holder may nevertheless seek or take such action against the City or any third-party if, and only if, (i) such Trustee, Designated Holder, or other Holder (as the case may be) shall, at its sole cost and expense, defend (by counsel reasonably acceptable to United) and hold United harmless from and against any such claim for such contribution or indemnification and (ii) such Trustee, Designated Holder, or other Holder (as the case may be) waives its right to recover against the City or such third-party that portion of any judgment or recovery obtained against the City or such third-party to the extent that the City or such third-party obtains a judgment against United for contribution or indemnification (it being the understanding of the Parties that in no event shall United be subject to any additional liability, cost or expense on account of any exercise by any Trustee, Designated Holder, or any other Holder of its rights reserved under this Section 2(e)).

      3.     Settlement Consideration; Establishment of Record Date.  Subject to the entry by the Bankruptcy Court of the Settlement Order as provided in Section 5, United shall propose a Plan in which the following consideration shall be distributed to the Trustees with respect to the Bonds in full and complete compromise of all claims and controversies that the Trustees and the Holders may now or hereafter have against United raised in the Adversary Proceeding or otherwise regarding or in any manner relating to the Bonds (collectively, the "Settlement Consideration"). For all purposes under this Agreement, January 7, 2005 shall be the record date (the "Record Date") to establish the list of Holders eligible to: (a) vote to accept or reject the Plan, and (b) elect a particular treatment as set forth herein in Sections 3(a)(ii) and 3(c)(ii).  The right to elect a particular treatment shall be non-transferable as of and after the Record Date.  All Holders voting on the Plan and making an election to receive the treatment designated "Option B" below in Sections 3(a)(ii) or 3(b)(ii) shall certify and may be required, as part of the certification required on its ballot, to provide evidence acceptable to United that it was a holder of record as of the Record Date.

               (a)      Series 2001A-1 Bonds and Series 2001A-2 Bonds.

                        (i)     Unsecured Claims.  SunTrust, as Trustee for the Series 2001A-1 Bonds, and HSBC, as Trustee for the 2001A-2 Bonds, shall have, for the benefit of the Holders thereof, an allowed general unsecured claim equal to the principal balance outstanding of the Series 2001A-1 Bonds and Series 2001A-2 Bonds (referred to collectively herein as the "Series 2001A Bonds"), respectively, plus interest computed at the rate and in the amount provided for in the applicable Bond Agreements after a default for the period commencing on the date of the last pre-petition payment on the respective Bonds and continuing through and including the Effective Date (hereinafter defined) of the Plan (respectively, the "Series 2001A-1 Unsecured Claim" and the "Series 2001A-2 Unsecured Claim").

                  (ii)     Treatment; Election.  All Holders of the Series 2001A-1 Bonds and Series 2001A-2 Bonds as of the Record Date shall be entitled to elect, on the ballot accepting or rejecting the Plan, one of the following options with respect to all or any portion of its Series 2001A-1 Bonds and Series 2001A-2 Bonds:

                  Option A.  A pro rata share of cash to be paid to the Trustees of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds on behalf of all Holders of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds electing such treatment, of up to fifty-eight cents ($.58) in cash for every one dollar ($1.00) of principal amount of the Series 2001A-1 Bonds and Series 2001A-2 Bonds, respectively, held by such Holders (the "Cash Amount").  The Cash Amount of such Holders shall be paid from the following sources in the following order of priority until satisfied: (A) first, from a distribution of all Series 2001A Construction Fund Monies to all such Holders of Series 2001A-1 Bonds and Series 2001A-2 Bonds as though there were one Series 2001A Construction Fund for the benefit of all such Holders; (B) second, from a distribution of all Series 2001A Capitalized Interest Fund Monies previously released to the applicable Trustees to all such Holders of Series 2001A-1 Bonds and Series 2001A-2 Bonds as though there were one Series 2001A Capitalized Interest Fund for the benefit of all such Holders; (C) third, from the proceeds of the Note Purchase (hereinafter defined) to all such Holders of Series 2001A-1 Bonds and Series 2001A-2 Bonds as if there were only one series of the 2001A Bonds; and (D) fourth, from a distribution of Pooling Agreement Assets (hereinafter defined) pursuant to Section 3(d) to all such Holders of Series 2001A-1 Bonds and Series 2001A-2 Bonds as if there were only one series of Series 2001A Bonds.  Any distributions paid by United through the Plan on account of the Series 2001A-1 Unsecured Claim and the Series 2001A-2 Unsecured Claim held by such Holders after giving effect to the application of the Series 2001A Construction Fund Monies and the Series 2001A Capitalized Interest Fund Monies (the "Option A Series 2001A Deficiency Claim") shall be deposited by United pursuant to written instructions from the Trustees to the Pooling Agreement (hereinafter defined) for potential reallocation and distribution pursuant to Section 3(d).

                   Option B.  The Trustees of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds, on behalf of all Holders of Series 2001A-1 Bonds and Series 2001A-2 Bonds electing this option, shall receive (A) approximately $48,666,000 in principal amount of New Securities (hereinafter defined) to be distributed to Holders electing such option (the "2001A-1 and 2001A-2 New Securities") in an amount equal to sixty cents ($.60) in New Securities for every one dollar ($1.00) of principal amount of the Series 2001A-1 Unsecured Claim and the Series 2001A-2 Unsecured Claim elected by such electing Holders; provided, however, that in no event shall such New Securities, when added to the New Securities to be received by Holders on account of the Series 2000A Unsecured Claim (hereinafter defined) pursuant to Section 3(b)(ii) and Holders on account of the Remaining Bonds Unsecured Claim (hereinafter defined) pursuant to Section 3(c)(ii), have a value in excess of New Securities Value (hereinafter defined), plus (B) a pro rata portion of the distribution to be received through the Plan on account of such electing Holder's deficiency claim with respect to the amount of Series 2001A Bonds for which that Holder has made an Option B election after giving effect to the application of such New Securities (the "Electing Holders' Series 2001A Deficiency Claim"), which distributions under this subclause (B) shall be deposited by United to the Pooling Agreement for reallocation and distribution pursuant to the terms of Section 3(d); provided, further, that for any Holder of Series 2001A-1 Bonds and Series 2001A-2 Bonds to elect this Option B such Holder must tender to United a money order or cashier's check in an amount sufficient to fund such Holder's pro rata allocation of the Note Purchase upon allocation of the Note Purchase as set forth herein, in return for which such Holder shall receive an aliquot amount of New Securities.

               In the event the total principal amount of Series 2001A Bonds elected to be treated in Option B exceeds $81,110,000 (assuming that all other requirements for valid and effective exercise shall have been satisfied) (in such event a "2001A Oversubscription") the amount of the Series 2001A-1 and Series 2001A-2 New Securities distributed to each such Holder electing Option B shall be determined as follows.  Each Holder electing Option B shall receive a pro rata share of the 2001A-1 and 2001A-2 New Securities determined by multiplying the 2001A-1 and 2001A-2 New Securities by a fraction, the numerator of which will be the principal amount of Series 2001A Bonds elected to be treated in Option B by that holder, and the denominator of which shall be the total principal amount of 2001A Bonds elected to be treated in Option B (for each such Holder the "Oversubscription Allocation").  In such event, each such Holder shall additionally be deemed to have elected Option A for an amount that equals the principal amount of Series 2001A Bonds owned by such Holder and initially elected to be treated in Option B less a number that equals its Oversubscription Allocation divided by ..6.

               In the event that the total principal amount of Series 2001A Bonds elected to be treated in Option B is lower than $81,110,000 (assuming that all other requirements for valid and effective exercise shall have been satisfied) (in such event the "Series 2001A Undersubscription"), any excess principal amount of the 2001A-1 and 2001A-2 New Securities available, after paying each Holder electing Option B an amount equal to 0.60 multiplied by the principal amount of the Series 2001A Bonds elected to be treated in Option B by such Holder (the "Reallocated 2001A New Securities"), shall be transferred to the liquidating agent under the Pooling Agreement.  The liquidating agent shall liquidate the Reallocated 2001A New Securities and distribute the proceeds pursuant to the terms of the Pooling Agreement.

              Failure to Exercise Election.  Any Holder that fails to either elect Option B on its ballot accepting or rejecting the Plan or to tender its pro rata allocation of the Note Purchase shall be deemed to elect Option A.

                (b)     Series 2000A Bonds.                         (i)     Unsecured Claims.  U.S. Bank, as Trustee for the Series 2000A Bonds, shall have, for the benefit of the Holders thereof, an allowed general unsecured claim equal to the principal balance outstanding of the Series 2000A Bonds plus interest computed at the rate and in the amount provided for in the Series 2000A Bond Agreements after a default for the period commencing on the date of the last pre-petition payment and continuing through and including the Effective Date of the Plan (the "Series 2000A Unsecured Claim").

                      (ii)     Treatment.  U.S. Bank, as Trustee for the Series 2000A Bonds, shall receive on behalf of all Holders of the Series 2000A Bonds: (A) all Series 2000A Construction Fund Monies, (B) all Series 2000A Redemption and Bond Fund Monies previously released to U.S. Bank, as Trustee for such Holders, (C) any distributions paid by United through the Plan on account of the Series 2000A Unsecured Claim held by such Holders after giving effect to the application of the Series 2000A Construction Fund Monies and the Series 2000A Redemption and Bond Fund Monies; and (D) approximately $9,216,000 in principal amount of New Securities.

                (c)     Series 2001B Bonds, Series 2001C Bonds, Series 1999A Bonds, and Series 1999B Bonds.            (i)    Unsecured Claims.  The Trustees for each of the Series 2001B Bonds, the Series 2001C Bonds, the Series 1999A Bonds, and the Series 1999B Bonds (collectively, the "Remaining Bonds"), shall have, for the benefit of the respective Holders thereof, an allowed general unsecured claim equal to the principal balance outstanding of the applicable Remaining Bonds, plus interest computed at the rate and in the amount provided for in the applicable Bond Agreements after a default for the period commencing on the date of the last pre-petition payment thereon and continuing through and including the Effective Date of the Plan (the "Remaining Bonds Unsecured Claim").

                    (ii)     Treatment; Election.  All Holders of the Remaining Bonds as of the Record Date shall be entitled to elect, on the ballot accepting or rejecting the Plan, one of the following options with respect to all or any portion of its Remaining Bonds:

          Option A.  The respective Trustees for each issue of Remaining Bonds shall receive on behalf of all Holders electing such treatment, (A) a pro rata portion of any distributions paid by United through the Plan on account of the Remaining Bonds Unsecured Claim held by such Holders; and (B) a pro rata portion of the Pooling Agreement Assets pursuant to the terms of Section 3(d).

               Option B.  The respective Trustees for each issue of Remaining Bonds shall receive, on behalf of all Holders electing such treatment, (A) approximately $86,570,000 in principal amount of New Securities to be distributed to Holders electing such option (the "Remaining Bonds New Securities") in an amount equal to sixty cents ($.60) in New Securities for every one dollar ($1.00) of principal amount of the Remaining Bonds Unsecured Claim elected by such electing Holders; provided, however, that in no event shall such New Securities, when added to the New Securities to be received by Holders on account of the Series 2001A-1 Unsecured Claim, the Series 2001A-2 Unsecured Claim pursuant to Section 3(a)(ii) and the Series 2000A Unsecured Claim pursuant to Section 3(b)(ii), have a value in excess of the New Securities Value; plus (B) a pro rata portion of any distributions paid by United through the Plan on account of the Remaining Bonds Unsecured Claim after giving affect to application of such New Securities (the "Electing Holders' Remaining Bonds Deficiency Claim"), which distributions under this subclause (B) shall be deposited by United to the Pooling Agreement for reallocation and distribution pursuant to Section 3(d); provided, further, that for any Holder of Remaining Bonds to elect this Option B such Holder must tender to United a money order or cashier's check in an amount sufficient to fund such Holder's pro rata allocation of the Note Purchase upon allocation of the Note Purchase as set forth herein, in return for which such Holder shall receive an aliquot amount of New Securities.

               In the event the total principal amount of Remaining Bonds elected to be treated in Option B exceeds $144,283,333 (assuming that all other requirements for valid and effective exercise shall have been satisfied) (in such event a "Remaining Bonds Oversubscription") the amount of the Remaining Bonds New Securities distributed to each such Holder electing Option B shall be determined as follows.  Each Holder electing Option B shall receive a pro rata share of the Remaining Bonds New Securities determined by multiplying the Remaining Bonds New Securities by a fraction, the numerator of which will be the principal amount of Remaining Bonds elected to be treated in Option B by that holder, and the denominator of which shall be the total principal amount of Remaining Bonds elected to be treated in Option B (for each such Holder the "Remaining Bonds Oversubscription Allocation").  In such event, each such Holder shall additionally be deemed to have elected Option A for an amount that equals the principal amount of Remaining Bonds owned by such Holder and initially elected to be treated in Option B less a number that equals its Remaining Bonds Oversubscription Allocation divided by .6.

               In the event that the total principal amount of Remaining Bonds elected to be treated in Option B is lower than $144,283,333 (assuming that all other requirements for valid and effective exercise shall have been satisfied) (in such event the "Remaining Bonds Undersubscription"), any excess principal amount of the Remaining Bonds New Securities available, after paying each Holder electing Option B an amount equal to 0.60 multiplied by the principal amount of the Remaining Bonds elected to be treated in Option B by such Holder (the "Reallocated Remaining Bonds New Securities"), shall be transferred to the liquidating agent under the Pooling Agreement for the benefit of Holders of Remaining Bonds who elected Option A. The liquidating agent shall liquidate the Reallocated Remaining Bonds New Securities and distribute the proceeds on a pro rata basis to all Holders of Remaining Bonds electing Option A pursuant to the terms of the Pooling Agreement.

              Failure to Exercise Election.  Any Holder that fails to either elect Option B on its ballot accepting or rejecting the Plan or to tender its pro rata allocation of the Note Purchase shall be deemed to elect Option A.

                (d)     Pooling Agreement.                (i)     Liquidation and Reallocation of Certain Deficiency Claims.  Any and all distributions of any kind to be paid by United through the Plan on account of (1) the Option A Series 2001A Deficiency Claim (2) the Electing Holders' Series 2001A Deficiency Claim, (3) the Electing Holders' Remaining Bonds Deficiency Claim, (4) the Reallocated 2001A New Securities and (5) the Reallocated Remaining Bonds New Securities shall be deposited into a trust account pursuant to the terms of a liquidating pooling and trust agreement reasonably acceptable to the Parties (the "Pooling Agreement") pursuant to which a party designated by the Designated Holders prior to confirmation of the Plan and acceptable to United shall act as the liquidating agent.
           The Reallocated Remaining Bonds New Securities shall be liquidated and/or distributed for the benefit of the Holders of the Remaining Bonds that elected Option A; and                           The remaining assets in the Pooling Agreement shall be liquidated and/or distributed as more fully set forth in the
                   Pooling Agreement in the following priority:
            first, to the Trustees of and for the benefit of Holders of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds electing Option A as set forth in Section 3(a)(ii) hereof, which amounts shall be applied up to the amount contemplated under for Option A in Section 3(a)(ii) after taking into account the application of the Series 2001A Construction Fund Monies, the Series 2001A Capitalized Interest Fund Monies, and the proceeds of the Note Purchase and the Reallocated 2001A New Securities; and

          second, to the Trustees of and for the benefit of the Holders of the Remaining Bonds, on a pro rata basis, electing Option A as set forth in Section 3(c)(ii), which amounts shall be distributed in kind received by the Pooling Agreement.

           The Pooling Agreement Assets shall to the extent practicable be liquidated within 30 days of the deposit of such Pooling Agreement Assets into the trust account.  The breach by any Party of any of the provisions set forth in this paragraph or in the Pooling Agreement shall not relieve any Party of their obligations under this Agreement or subject United to any liability, cost or expense.

          The parties hereto acknowledge that there is no assurance that the proceeds of the assets in the Pooling Agreement will be sufficient to permit the distribution to the Holders electing Option A of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds of fifty-eight cents ($.58) on the dollar ($1.00).  The failure to achieve a distribution to the Holders electing Option A of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds of fifty-eight cents ($.58) on the dollar ($1.00) shall not relieve any Party hereto of any obligations under this Agreement.

               (iii)     Bankruptcy Court Approval of Pooling Agreement and Registration Exemption.  The Pooling Agreement shall be subject to Bankruptcy Court approval.  United shall use its commercially reasonable efforts from and after the date hereof to cause the Bankruptcy Court enter an order approving the Pooling Agreement and finding that the securities in the Pooling Agreement, and all sales of such securities by the trustee under the Pooling Agreement, shall be exempt from registration under Section 1145 of the Bankruptcy Code.  If the Bankruptcy Court shall not have issued an order approving the Pooling Agreement at or prior to the date of the entry of an order on the adequacy of the disclosure statement relating to the Plan, any Party may apply to the Bankruptcy Court to amend this Agreement to provide for consideration equal to the value of the Pooling Agreement Assets and liquidated for distribution to the Holders under this Agreement.  In such event, such substituted consideration shall be distributed in accordance with this Agreement as if such assets were the Pooling Agreement Assets.  The inability to obtain approval of the exemption as aforesaid, for reasons other than the failure by United to exercise its commercially reasonable efforts, shall not relieve any Trustee or Holder of its obligations under this Agreement or revive any of the claims that were or could have been asserted against United in any of the matters otherwise settled or compromised hereby.  Provided that United shall have used commercially reasonable efforts to obtain approval of the Pooling Agreement and the exemption as aforesaid, United shall have no liability for, and the Trustees and the Designated Holders hereby waive and the other Holders, upon the entry of the Settlement Order, shall be deemed to have waived, any right to assert any claim against United on account of, the inability to obtain such approval.

               (iv)     Disputes Not Affecting Claims.  Any dispute regarding, or breach or alleged breach of, the Pooling Agreement by any party thereto, other than United, shall not relieve any Trustee or Holder of its obligations under this Agreement, or revive any of the Claims that were or could have been asserted against United in any of the Settled Matters.

         4.     Issuance of New Securities.

               (a)     New Securities.  Subject to the entry by the Bankruptcy Court of the Settlement Order approving this Agreement as provided in Section 5 and subject to United's rights under Section 4(b), United shall, in conjunction with the confirmation of the Debtors' Plan, cause the issuance of convertible debt of the reorganized UAL Corporation (the "New Securities") having a par value of $149,646,114 (the "New Securities Value") and otherwise on terms developed by United and reasonably acceptable to Stark, but in any event on terms sufficient to ensure that the New Securities will trade, at the time of issuance, at a value not less than par.  The Trustees shall receive that portion of the New Securities having a par value equal to $144,453,000 in the form of distributions under the Plan in accordance with Sections 3(a)(ii), (b)(ii), and (c)(ii) of this Agreement which shall be deemed to constitute a portion of the Settlement Consideration.  In addition, on the Effective Date of the Plan, the electing Holders shall purchase the remaining portion of the New Securities having a par value equal to $5,193,114 for a cash purchase price equal to $5,193,114 pursuant to a note purchase agreement reasonably acceptable to United and Stark (the "Note Purchase").  The entire $5,193,114 in proceeds derived by United from the Note Purchase shall be deposited with the Trustees for Holders of the Series 2001A-1 Bonds and Series 2001A-2 Bonds as though there were only one series and shall be used to fund the amounts due to the Holders of the Series 2001A-1 Bonds and the Series 2001A-2 Bonds as provided in Section 3(a)(ii) of this Agreement and shall be deemed to constitute a portion of the Settlement Consideration.  This Agreement shall not impair the rights of third-parties to assert, in connection with confirmation of the Debtors' Plan, that the actual value of the New Securities exceeds the New Securities Value and should be reduced accordingly.

               (b)     Safety Valve.  If, in United's judgment, the provisions of Section 4(a) of this Agreement relating to the issuance of the New Securities are impairing, hindering, or delaying United's ability to obtain exit financing, including any debt- or equity-based component thereof, then United, in its sole discretion may, by written notice thereof to the Designated Holders and the Trustees, elect to modify the terms of the New Securities so as to eliminate any features thereof which relate to convertibility of the New Securities into common or preferred stock in the reorganized UAL Corporation; provided, however, that the par value of the New Securities, as modified pursuant to the preceding clause, shall be equal to the New Securities Value.

          5.    Settlement Order.

                  (a)     Contingency.  This Agreement, the Parties' respective obligations hereunder, and the settlement and compromise contemplated hereby, are conditioned upon the entry by the Bankruptcy Court of a final, non-appealable order in form and substance acceptable to the Parties (the "Settlement Order") approving this Agreement and the settlement and compromise contemplated hereby in form and substance reasonably acceptable to the Parties and, at a minimum, containing in substance the findings set forth in Section 5(b) and requiring United, on or before December 31, 2004, to file with the SEC a Form 8-K or other appropriate filing attaching this Agreement and the Settlement Order.

                 (b)     Settlement Order Findings.  Unless otherwise agreed in writing by all of the Parties, the Settlement Order shall, at a minimum, contain in substance the following findings:

                          (i)     that the manner in which notice of the Motion of United Air Lines, Inc. for Order Authorizing Entry into Settlement Agreement with U.S. Bank Trust National Association as Trustee, SunTrust Bank as Trustee, BNY Midwest Trust Company as Trustee, HSBC Bank USA as Trustee and Certain Holders (the "Settlement Motion") was provided to all parties entitled to such notice is approved;

                        (ii)     that notice of the Settlement Order was issued by the Trustees prior to thirty (30) days before entry of the Settlement Order, and the Settlement Order is and shall be binding on all current, former, and future Holders of the Bonds as well as all Trustees for the Bonds or predecessors or successors thereto on the date of the entry of the Settlement Order (the "Final Order Date") unless a Holder of the Bonds as of the Record Date files a timely objection to the Settlement; provided that if any such objection shall be filed, the Settlement Order shall not become a final order until resolution of such objection by the Bankruptcy Court;

                         (iii)     that the compromise and settlement set forth in this Agreement is fair and reasonable to United, the Holders, and the Trustees and that, in entering into this Agreement, the Trustees have exercised their rights and powers and used the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                        (iv)     that the execution and delivery of this Agreement by the Parties and the settlement and compromise set forth in this Agreement is approved;

                       (v)      that the execution and delivery of mutual releases by the Parties is approved;

                       (vi)      that upon payment of the Settlement Consideration as provided herein, all Escrow Order Monies then held by the Escrow Agent shall (after application towards the payment of the fees and expenses of the Designated Holders, the Trustees and the Ad Hoc Counsel (as defined below) as provided in Section 14) be remitted to United, and neither the Trustees nor Holders shall have any further claims against the Escrow Order Monies;

                       (vii)      that upon payment of the Settlement Consideration as provided herein, as to the Parties to this Agreement and those who will be bound by this Agreement (A) there shall be deemed to be no existing defaults or any failed conditions by United under any Bond Agreement or the Airport Use Agreement as a result of any non-payment or non-performance by United on or in any manner related to the Bonds, and (B) any of United's rights under the Airport Use Agreement which may have been, or purported to have been, terminated or otherwise affected as a result of any non-payment or non-performance by United on or in any manner related to the Bonds shall be fully reinstated as if such non-payment or non-performance had never occurred;

                       (viii)      that all Parties are directed and authorized to enter into such other documentation as may be reasonably necessary to effectuate the terms of this Agreement;

                        (ix)     that nothing in the Settlement Order shall restrict or terminate any obligations of the City to the Trustees or the Holders of the Bonds; and

                         (x)     that the setting of the Record Date is fair and equitable and that the SEC filing referred to in Section 5(a) constitutes adequate notice of the Record Date.

           In addition to the foregoing, United shall use its commercially reasonable efforts to obtain in the Settlement Order a finding that the Trustees have acted consistent with their duties and responsibilities under, and entry of the Settlement Order does not violate, the terms of their respective Bond Agreements.  The inability to obtain any such finding shall not relieve any Trustee or Holder of its obligations under this Agreement or revive any claims that were or could have been asserted against United in any of the matters otherwise settled or compromised hereby.  Provided that United shall have used its commercially reasonable efforts to obtain such finding in the Settlement Order as aforesaid, United shall have no liability for, and the Trustees and the Designated Holders hereby waive and the other Holders, upon entry of the Settlement Order, shall be deemed to have waived, any right to assert any claim against United on account of, any failure to obtain such finding.

          In addition to the foregoing, the Trustees and the Designated Holders shall use their commercially reasonable efforts to support United's efforts to obtain in the Settlement Order a finding that, upon payment of the Settlement Consideration set forth herein, the City has no right to enforce any remedy that it may have or purport to have under Section 27.08 or any other provision of the Airport Use Agreement on account of, or arising or resulting from any non-payment or non-performance by United on or in any manner related to the Bonds.  The inability to obtain any such finding shall not relieve United of its obligations under this Agreement or revive any claims that were or could have been asserted against the Trustees or the Holders in any of the matters otherwise settled or compromised hereby.  Provided that the Trustees and the Designated Holders shall have used their commercially reasonable efforts to support United's efforts to obtain such finding in the Settlement Order as aforesaid, neither the Trustees nor the Designated Holders shall have any liability for, and United hereby waives any right to assert any claim against any of the Trustees or the Designated Holders on account of, any failure to obtain such finding.

          (c)    Support Settlement.  From and after the date of the filing of this amended Agreement, each of the Trustees shall (i) support the structure of the settlement and compromise as set forth in this Agreement and (ii) recommend acceptance of the settlement and compromise set forth in this Agreement to their respective Holders as a reasonable compromise and resolution of the claims in the Adversary Proceeding and related matters with respect to the Bonds (such recommendations may, in the sole discretion of the Trustees, include references to any directions received from the Designated Holders); provided, however, that if BNY receives the direction to which reference is made in Section 10 hereof, it may withdraw from this Agreement as to the series of Bonds for which such a direction was given as therein set forth.

          (d)    Denial of Settlement Motion/Failure to Achieve Condition Subsequent.  If (a) the Bankruptcy Court shall deny the Settlement Motion and the entry of the Settlement Order, in either case in whole or in part, or (b) if the condition subsequent contained in Paragraph 15 of the Settlement Order is not fulfilled (if applicable), then this Agreement shall automatically terminate without further action by any of the Parties, whereupon this Agreement shall be null and void, all Parties shall be released of their obligations hereunder, and all waivers and releases provided herein shall be null and void as of the date of such termination, except to the extent expressly provided herein. Provided that United shall have used best faith efforts to seek the entry of such Settlement Order as aforesaid, United shall have no liability for, and the Trustees and the Designated Holders waive and the other Holders, upon entry of the Settlement Order, shall be deemed to have waived, any right to assert any claim against United on account of, the inability to obtain the entry of such Settlement Order.

          6.    Written Direction.  On or prior to the Final Order Date, (i) Vanguard and Stark shall provide to SunTrust, as Trustee for the Series 2001A-1 Bonds, written direction in accordance with the Series 2001A-1 Bond Agreements instructing SunTrust to enter into this Agreement and the settlement and compromise set forth in this Agreement, (ii) Stark and Nuveen shall each provide to HSBC, as Trustee for the Series 2001A-2 Bonds, written direction in accordance with the Series 2001A-2 Bond Agreements instructing HSBC to enter into this Agreement and the settlement and compromise set forth in this Agreement, (iii) Stark shall provide to HSBC, as Trustee for the Series 2001B Bonds and the Series 2001C Bonds, written direction in accordance with the Series 2001B Bond Agreements and the Series 2001C Bond Agreements, respectively, instructing HSBC to enter into this Agreement and the settlement and compromise set forth in this Agreement, and (iv) Stark shall provide to U.S. Bank, as Trustee for the Series 2000A Bonds, written direction in accordance with the Series 2000A Bond Agreements instructing U.S. Bank to enter into this Agreement and the settlement and compromise set forth in this Agreement.  Each Holder shall be deemed to have directed each applicable Trustee, by electing Option B as set forth herein in Sections 3(a)(ii), 3(b)(ii) and 3(c)(ii), to distribute monies related to the Bonds otherwise payable to such Holders, to distribute the proceeds of the Note Purchase, and to distribute the Pooling Agreement Assets pursuant to and in order to effectuate the terms of this Agreement.

          7.    Plan of Reorganization; Payment of Settlement Consideration.

                 (a)     Plan Contents.  United shall propose a Plan providing for the treatment of the Bonds and all claims related thereto and the payment of the Settlement Consideration and fees and expenses of the Trustees and the Designated Holders as set forth in Section 14 consistent with the terms of this Agreement.  Subject to Section 10 of this Agreement, neither the Trustees nor the Designated Holders shall object to, vote against, or take any action that is inconsistent with the approval by the Bankruptcy Court of, any provision in the Plan that classifies and treats United's obligations under any Bond Agreement as pre-petition unsecured indebtedness, provided that such Plan is consistent with the terms and conditions of this Agreement.  Without limiting United's rights hereunder or at law or in equity, if any of the Designated Holders shall object to, vote against, or take any action that is inconsistent with the approval by the Bankruptcy Court of the Plan as aforesaid, then, in addition to United's rights hereunder or at law or in equity, such Designated Holder's distribution hereunder shall be automatically reduced to one dollar ($1.00).  Further, to the extent permitted by the Bankruptcy Code and applicable law, the Plan shall provide for a release of any and all claims and causes of action arising under or in any matter related to the Airport Use Agreement, any Bond Agreements, or any other agreement regarding or in any manner related to the Bonds against the Trustees and the Designated Holders by any and all parties, including but not limited to, all Holders.

               (b)     Payment of Settlement Consideration.  The Settlement Consideration shall be paid on or as soon as reasonably practicable after the effective date of the Plan as set forth therein (the "Effective Date").  The Settlement Consideration to be paid to the Holders under Section 3 of the Agreement shall be paid by or on behalf of United to the respective Trustees; provided, further, that the Series 2001A Construction Fund Monies, the Series 2001A Capitalized Interest Fund Monies, the Series 2000A Construction Fund Monies, and the Series 2000A Redemption Fund Monies that are part of the Settlement Consideration shall be retained by the applicable Trustees and distributed as set forth in Section 3.  Each such Trustee shall then distribute the Settlement Consideration to the respective Holders in a manner consistent with Section 3 of this Agreement or otherwise pursuant to the terms and conditions of the respective Bond Agreements.  United shall have no liability for, and the Designated Holders hereby waive and the other Holders, upon entry of the Settlement Order, shall be deemed to have waived, any right to assert any claim against United on account of the distribution of any Settlement Consideration by any Trustee that is not made in a manner consistent with Section 3 of this Agreement and otherwise pursuant to the terms and conditions of the respective Bond Agreements.

                 (c)     Right to Termination in the Event that the Plan is not Confirmed.  Should (i) the Debtors fail to confirm a Plan consistent with the terms herein by December 31, 2005, and for so long thereafter as such failure shall continue, (ii) the Chapter 11 Cases be converted to Chapter 7 proceedings, or (iii) should the Chapter 11 Cases be dismissed, then in any such case any of the Parties (including United) may, at their sole option, terminate this Agreement immediately upon written notice thereof to the other Parties, whereupon this Agreement shall be null and void, all Parties shall be released of their obligations hereunder, and all waivers and releases provided herein shall be null and void as of the date of such termination, except to the extent expressly provided herein.  Provided that United shall have proposed a Plan providing for the treatment of the Bonds and all claims related thereto and the payment of the Settlement Consideration consistent with the terms of this Agreement, United shall have no liability for, and the Trustees and the Designated Holders hereby waive and the other Holders, upon entry of the Settlement Order, shall be deemed to have waived, any right to assert any claim against United on account of, any failure to confirm such Plan (or any amendment or restatement thereof).

          8.    Disposition of Escrow Order Monies.

                 (a)     Subject to the next succeeding sentence, the Parties hereby release United from any further funding obligations under the Escrow Order.  If this Agreement shall terminate for any reason, then United shall, within thirty (30) days thereafter, deposit with the Escrow Agent all funds that would have otherwise been required to be previously deposited under the Escrow Order (which obligation shall survive termination of this Agreement); provided, however, that if any of the Escrow Order Monies are utilized to pay the fees and expenses of the Designated Holders and the Trustees upon entry of the Settlement Order as provided in Section 14, but thereafter this Agreement is otherwise terminated, United shall be released from any obligation to replenish the Escrow Order Monies so used for such purpose.

               (b)     Upon the payment of the Settlement Consideration, (i) all Escrow Order Monies then held by the Escrow Agent shall (after application towards the payment of the fees and expenses of the Designated Holders, Ad Hoc Counsel and the Trustees as provided in Section 14) be remitted to United, and neither the Trustees nor Holders shall have any further claims against the Escrow Order Monies and (ii) the applicable Parties shall execute and deliver to each other such instruments and shall take such other action as may be necessary to terminate the Escrow Agreements and effectuate the disposition of the Escrow Order Monies in the manner provided in clause (i).

          9.    Pending Adversary Proceeding.

                 (a)     Suspension Pending Approval of Settlement.  From and after the date hereof and continuing thereafter until the dismissal of all claims in the Adversary Proceeding as provided in Section 9(b) or the earlier termination of this Agreement, each Party shall file all necessary pleadings and take all other necessary action to suspend the further prosecution of any claims asserted against any other Party in the Bankruptcy Court or the United States District Court relating to the Bonds, it being the understanding of the Parties that, subject to waivers set forth in Section 2 (specifically, and without limitation, Section 2(e)), nothing herein shall be deemed to preclude any such Party from further prosecuting any claims made in such Adversary Proceeding or the Other Proceedings against the City or any other person not a Party hereto.

               (b)     Dismissal Upon Approval of Settlement.  Upon entry by the Bankruptcy Court of the Settlement Order approving this Agreement as provided in Section 5, United and the Trustees shall file all necessary pleadings and take all other necessary action to dismiss with prejudice (but subject to revival if this Agreement shall be terminated) all claims asserted against one another in the Bankruptcy Court or the United States District Court relating to the Bonds, it being the understanding of the Parties that, subject to waivers set forth in Section 2 (specifically, and without limitation, Section 2(e)), nothing herein shall be deemed to preclude any such Party from further prosecuting any claims made in such Adversary Proceeding against the City or any other person not a Party hereto.

          10.    Reservation.  Nothing in this Agreement other than Section 5(b)(ii), in the Settlement Motion, or in the Settlement Order shall prejudice the rights of Holders that are not Designated Holders from voting against, objecting to, or opposing the Plan, or prevent BNY, as Trustee for the Series 1999A Bonds, if it receives written direction from a majority in principal amount of the Holders of such series on or prior to the Final Order Date from withdrawing from this Settlement Agreement consistent with such direction.

          11.    No Interpretation of Merits of Claims.  This Agreement shall not be deemed to interpret, determine, alter, modify or otherwise affect or touch upon the enforceability of Section 27.08 or the merits of any of the claims made by the Parties in the Adversary Proceeding.  Unless this Agreement shall be terminated as provided herein, other than an action against persons not a Party hereto, no Party shall file any pleading or seek the entry of any order seeking or containing any findings of fact or conclusions of law as to the enforceability of Section 27.08 or the merits of any of the claims made by the Parties in the Adversary Proceeding.

          12.    Agreement with Respect to Claims of City of Chicago.

                  (a)     Waiver.  The Trustees and the Designated Holders hereby waive, and the other Holders, upon entry of the Settlement Order, shall be deemed to have waived, all prior and existing defaults, whether matured or unmatured, known or unknown, or otherwise or any other right of performance owing by United to such Trustees or any of the Holders under any of Bond Agreements or the Airport Use Agreement.

               (b)     Enforcement by City.  If, notwithstanding this Agreement and the settlement and compromise herein set forth, the City shall obtain a declaration that Section 27.08 is enforceable or otherwise obtain any other relief from the Bankruptcy Court or any other court of competent jurisdiction to the effect that the Airport Use Agreement requires United to pay on the Bonds or perform its obligations under the Bond Agreements notwithstanding these Chapter 11 Cases, then (i) the Trustees and the Holders shall not accept any payment in respect of the Bonds that is beyond that which is expressly provided herein or is otherwise inconsistent with this Agreement, and (ii) if United shall be compelled by order of the Bankruptcy Court or any other court of competent jurisdiction to make any payment in respect of the Bonds to any Trustee or Holder that is beyond that which is expressly provided herein or is otherwise inconsistent with this Agreement (notwithstanding the Trustees' and Holders' waiver of the right to receive same as provided in clause (i)), then such Trustee or Holder shall promptly return such payment to United without interest or expense.

             (c)     No Obligations under Bond Agreements.  Upon the entry of the Settlement Order as provided in Section 5, and provided that this Agreement is not terminated for any reason, the Parties agree that there shall be deemed to be no existing, defaults or any failed conditions by United under any Bond Agreement as a result of any non-payment or non-performance by United on or in any manner related to the Bonds.

          13.    Representations.

               (a)     Representations of Designated Holders.  Each Designated Holder hereby represents and warrants to United and the Trustees that (i) each Designated Holder has all requisite power and authority to enter into this Agreement and perform the obligations to be performed by such Designated Holder as contemplated by this Agreement and (ii) this Agreement has been duly authorized, executed, and delivered by such Designated Holder, and constitutes the legal, valid and binding obligation of such Designated Holder, enforceable in accordance with the terms hereof.

               (b)     Representations of Trustees.  Subject to the entry of the Settlement Order, each Trustee hereby represents and warrants to the Designated Holders and United that (i) such Trustee has all requisite power and authority to enter into this Agreement and perform the obligations to be performed by such Trustee as contemplated by this Agreement and (ii) this Agreement has been duly authorized, executed, and delivered by such Trustee, and constitutes the legal, valid and binding obligation of such Trustee, enforceable in accordance with the terms hereof.  The representations and warranties given by the Trustees in this subsection (b) are given solely in their capacity as Trustees under the Bond Agreements and not in their individual capacity.  Any claims resulting from the breach of these representations and warranties shall be limited to the Trustees acting in such capacity, and the Trustees shall have no personal liability with respect thereto.

               (c)     Representation of United.  Subject to the entry by the Bankruptcy Court of the Settlement Order approving this Agreement as provided in Section 5, United hereby represents and warrants to the Designated Holders and the Trustees that (i) United has all requisite power and authority to enter into this Agreement and perform the obligations to be performed by United as contemplated by this Agreement and (ii) this Agreement has been duly authorized, executed, and delivered by United, and constitutes the legal, valid and binding obligation of United, enforceable in accordance with the terms hereof.

          14.    Fees and Expenses.  Subject to the entry by the Bankruptcy Court of the Settlement Order approving this Agreement as provided in Section 5, United shall pay, or cause to be paid from the Escrow Order Monies, the reasonable and actual fees and expenses incurred by (a) the Designated Holders and the Trustees in connection with the Bonds through the Effective Date of the Plan, (b) Schopf & Weiss LLP ("S&W") in an amount not to exceed $75,000, in connection with the Bonds through the Effective Date of the Plan, (c) Shaw Gussis Fishman Glantz Wolfson & Towbin LLC ("SGFGW&T") in an amount not to exceed $45,000, in connection with the Bonds through the Effective Date of the Plan, and (d) Askounis & Borst, PC ("A&B") and Brown Rudnick Berlack Israels LLP ("BRBI", and collectively with S&W, SGFGW&T and A&B, "Ad Hoc Counsel"), collectively, in an amount not to exceed $200,000, in connection with the Bonds through the Effective Date of the Plan.  (i) All such fees and expenses incurred by the Designated Holders, the Trustees and the Ad Hoc Counsel prior to the date of the entry by the Bankruptcy Court of the Settlement Order shall be paid after the date of such entry and within thirty (30) days after United's receipt of a detailed written invoice therefor and (ii) all such fees and expenses incurred by the Designated Holders, the Trustees and the Ad Hoc Counsel on and after the date of the entry by the Bankruptcy Court of the Settlement Order through and including the Effective Date of the Plan shall be paid after such Effective Date and within thirty (30) days after United's receipt of a detailed written invoice therefor.  If any of the Escrow Order Monies are utilized to pay the fees and expenses of the Designated Holders, the Trustees and the Ad Hoc Counsel upon entry of the Settlement Order as provided in this Section 14, but thereafter the Plan is not confirmed or this Agreement is otherwise terminated, United shall be released from any obligation to replenish the Escrow Order Monies so used for such purpose.  In the event that monies from any Capitalized Interest Fund, Bond Fund, or Redemption Fund under any of the Bond Agreements were previously used to pay legal fees and expenses incurred by any Trustees, then monies received by such Trustees pursuant to this Section 14 may be deposited into the applicable Capitalized Interest Fund, Bond Fund, or Redemption Fund, as applicable, and distributed pursuant to the terms of Sections 3(a)(ii) or 3(b)(ii), respectively.

          15.    Exculpation.

                  (a)     Trustees.  The execution and delivery of this Agreement by the Trustees and the performance by the Trustees of their obligations herein, is by the Trustees solely in their capacity as Trustees with respect to the Bonds and shall be binding upon the Trustees solely as such and not in any other capacity, including but not limited to, their capacity as the holder of any claim against United or its affiliates or as the Trustees with respect to any other bonds related to United or its affiliates. There is no purpose, intent, or effect binding any of the Trustees in their individual capacity or any of their officers, employees, agents, or directors individually but solely as representatives of the Trustees under an express trust.

                 (b)     Designated Holders.  The execution and delivery of this Agreement by the Designated Holders and the performance by the Designated Holders of their obligations herein, is by the Designated Holders solely in their capacity as Holders of the Bonds and shall be binding upon the Designated Holders solely as such and not in any other capacity, including but not limited to, their capacity as the holder of any other claim against United or its affiliates or holder of any bond related to United or its affiliates.  There is no purpose, intent or effect binding any of the Designated Holders in their individual capacity or any of their officers, employees, agents or directors individually.

          16.    Miscellaneous.

                 (a)     Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon the earlier of receipt or (i) three (3) business days after deposit in the United States mail, registered or certified mail, postage prepaid, return receipt requested, (ii) one (1) business day after deposit with Federal Express or similar overnight courier, or (iii) same day if delivered by hand, and addressed as provided in Schedule "A" attached hereto or such other address as either party may, from time to time, specify in writing to the other.

                 (b)     Governing Law.  This Agreement shall be governed by, construed in and enforced in accordance with the laws of the State of Illinois without regard to choice of law rules.

                  (c)     Prevailing Parties.  If any Party commences an action against another Party to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees and costs, whether or not such action is brought to judgment and whether incurred before or after the filing of any such action, and a Party's right to the foregoing shall not merge with but shall survive the entry of judgment.

                (d)    No Third-Party Beneficiaries.  The parties do not intend to create and this Agreement shall not be construed so as to create any third-party beneficiaries of any of the provisions herein set forth.

                 (e)     Non-Severable.  Each of the terms of this Agreement are a material and integral part hereof. Should any provision of this Agreement be held unenforceable or contrary to law, the entire Agreement shall be null and void.

                (f)     Counterparts.  This Agreement may be executed in counterparts and all counterparts shall be considered part of one Agreement binding on all parties hereto.

                (g)     Amendments.  This Agreement shall not be amended or modified except by written instrument executed by all Parties.

                (h)     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns and, upon entry of the Settlement Order, the Holders and each of their respective successors and assigns.

                 (i)     Business Day.  As used herein, the term "Business Day" means any calendar day other than a Saturday, Sunday, or any nationally recognized holiday or other day on which the Office of the Clerk of the Bankruptcy Court shall be closed.

               (j)     SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES BANKRUPTCY COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               (k)     Acceptance of Facsimile Signatures.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[ signature page follows ]

          IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

UNITED AIR LINES, INC.

By: /s/ David Seligman______________

Name: David Seligman
Title: Its Attorney
       Subject to Bankruptcy Court Approval
       Of Settlement Order

STARK INVESTMENTS LP, solely in its capacity as a Holder or agent for a Holder

By: Stark Onshore Management LLC

By: /s/ Colin M. Lancaster____________
Name: Colin M. Lancaster
Title: General Counsel

SHEPHERD INVESTMENTS INTERNATIONAL, LTD., solely in its capacity as a Holder or agent for a Holder

By: Stark Offshore Management LLC
Name:
Title:

NUVEEN DIVIDEND ADVANTAGE MUNICIPAL FUND 2, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN INTERMEDIATE DURATION MUNICIPAL BOND FUND, solely in its capacity as a Holder or agent for a Holder

By: /s/ William M. Fitzgerald
Name: William M. Fitzgerald
Title: Vice President

NUVEEN INVESTMENT QUALITY MUNICIPAL BOND FUND, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN LIMITED TERM MUNICIPAL BOND FUND, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN MUNICIPAL ADVANTAGE FUND, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN PREMIUM INCOME MUNICIPAL FUND, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN SELECT QUALITY MUNICIPAL BOND FUND, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN SELECT TAX-FREE INCOME PORTFOLIO 1, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN SELECT TAX-FREE INCOME PORTFOLIO 2, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

NUVEEN SELECT TAX-FREE INCOME PORTFOLIO 3, solely in its capacity as a Holder or agent for a Holder

By: /s/ Thomas C. Spalding____________
Name: Thomas C. Spalding
Title: V.P.

VANGUARD HIGH-YIELD TAX-EXEMPT FUND, one in a series of Vanguard Municipal Bond Funds, solely in its capacity as a Holder or agent for a Holder

By: /s/ Reid Smith__________________
Name: Reid Smith
Title: Principal

VANGUARD INTERMEDIATE-TERM TAX-EXEMPT FUND, one in a series of Vanguard Municipal Bond Funds, solely in its capacity as a Holder or agent for a Holder

By:
Name:
Title:

Vanguard Municipal Bond Funds, solely it its capacity as a Holder or agent for a Holder

By: /s/ Christopher M. Ryan__________
Name: Christopher M. Ryan
Title: Principal

THE BANK OF NEW YORK TRUST COMPANY N.A. not ndividually but solely in its capacity as successor Trustee for the Series 1999A Bonds and 1999B Bonds

By:
Name:
Title:

SUNTRUST BANK, not individually but solely in its capacity as successor Trustee for the Series 2001A-1Bonds

By: /s/ Geraldine P. Kar
Name:Geraldine P. Kar
Title:Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, not individually but solely in its capacity as successor Trustee for the Series 2001A-2 Bonds, 2001B Bonds and 2001C Bonds

By: /s/ (illegible)
Name: (illegible)
Title: First Vice President

BNY MIDWEST TRUST COMPANY, not individually but solely in its capacity as successor Trustee for the Series 1999A Bonds and 1999B Bonds

By: /s/ Dedra DeLaney
Name: Dedra DeLaney
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not individually but solely in its capacity as successor Trustee for the Series 2000A Bonds

By: Dorsey & Whitney LLP
Name: (illegible)
Title: Attorneys for US Bank

SCHEDULE A

Notice Addresses